Exhibit 99.2

PRELIMINARY HALF YEAR ANNOUNCEMENT

DILIGENT CORPORATION

RESULTS FOR ANNOUNCEMENT TO THE MARKET

Reporting Period:	Six months to 30th June 2015

Previous Reporting Period:	Six months to 30th June 2014

	Amount (000s) for the six months ended June 30, 2015	Percentage change	Amount (000s) for the six months ended June 30, 2014

Revenue from ordinary activities	46,930	19%	39,470

Profit (loss) from ordinary activities before tax attributable to security holders	8,039	15%	6,964

Profit (loss) from ordinary activities after tax attributable to security holders *	4,927	11%	4,449

Interim Dividend on Ordinary Shares	Amount per security		Imputed amount per security
	Nil		Nil

Record Date	N/A
Dividend Payment Date	N/A

Interim Dividend on Preferred Stock	Amount per security		Imputed amount per security
	Nil		N/A

Record Date	N/A
Dividend Payment Date	N/A

Comments	See the Management’s Discussion and Analysis section in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 10, 2015, New York Time.

Financial information

This preliminary announcement should be read in conjunction with Diligent’s unaudited condensed consolidated financial statements for the three and six months ended 30 June 2015 (and the notes to those statements) as contained in the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015, New York Time.

* This is equivalent to net profit (loss) attributable to security holders

Net tangible assets per security

Diligent reports in New Zealand in US$and according to US GAAP. US GAAP reporting does not provide, or allow, for the presentation of Net Tangible Assets per Share as is required under the NZX Main Board Listing Rules. Diligent is providing as supplemental information, Net Tangible Assets per share at June 30, 2015 and 2014 which are $0.51 and $0.35, respectively.